EXHIBIT 99.1

NEWS RELEASE GRYPHON GOLD AND SAGE GOLD SIgn OPTION FOR JV FOR BOREALIS GOLD PROJECT NEVADA

March 8, 2010 – Gryphon Gold Corporation (TSX: GGN; OTC.BB: GYPH) is pleased to announce the execution of a definitive option agreement (the “Option Agreement”) with Sage Gold Inc. (TSXV:SGX) on the terms set out in its February 24, 2010 joint press release. Under the terms of the Option Agreement Gryphon has agreed to grant Sage the right (the “Option”) to earn a 50% interest in Borealis property, including the fully permitted Borealis gold project (“Borealis Project”) located in the Walker Lane Mineral Belt of Southwest Nevada.

The exercise of the Option is subject to conditions, including receipt of the approval of the Toronto Stock Exchange with respect to Gryphon Gold and the TSX Venture Exchange with respect to Sage Gold.

The Option Agreement will expire if Sage Gold does not exercise the Option by December 31, 2010 (or such later date as may be agreed to, such date not to be later than June 30, 2011). The Option Agreement may be terminated if certain conditions have not be satisfied, including conditions relating to due diligence investigations and negotiations of a joint venture agreement.

For more information contact:

John L. Key, President and CEO

Tel: +1 775.853.8814

e-mail:jkey@gryphongold.com

Bill Wilson, CFO

Tel: +1 775.853.8814

e-mail:bwilson@gryphongold.com

Lisanna Lewis, Controller

Tel: +1 604.261.2229

e-mail:llewis@gryphongold.com

ABOUT GRYPHON GOLD:

Gryphon Gold is a Nevada-focused gold exploration and potentially a production company. Its principal gold resource ia the Borealis property located in the Walker Lane gold belt of western Nevada. The Borealis property is described in the technical report (the “technical report”) dated September 17, 2009 titled Pre Feasibility Study on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, U.S.A prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”).

This press release contains “forward-looking statements” and “forward-looking information” within the meaning of Canadian and United States securities laws, which may include, but is not limited to information relating to the Borealis property as described in the technical report, including, the expected mine life, recovery, capital costs, cash operating costs and other costs and anticipated production of the described open-pit oxide heap leach mine at the Borealis property, anticipated internal rate of return, anticipated payback period, availability of capital for development and the affect of the pre-feasibility study on the company’s ability to raise capital for development, sensitivity to metal prices and ore grade, statements with respect to the terms of the option agreement and joint venture agreement. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that Sage may not exercise the Option, the termination of the Option Agreement, that financing for the development of the Borealis Project may not be available on terms satisfactory to Gryphon and Sage and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-KSB, as filed with the SEC on June 26, 2009, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q, as filed with the SEC, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com.